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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                               THERASENSE, INC.
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            (Exact name of registrant as specified in its charter)
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            Delaware                                    94-3267373
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     (State of Incorporation)               (I.R.S. Employer Identification No.)
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1360 South Loop Road, Alameda, CA                         94502
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(Address of principal executive offices)                (ZIP Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

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         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
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                    None
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [X]

Securities Act registration statement file number to which this form relates:
333-64456
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       Securities to be registered pursuant to Section 12(g) of the Act:

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                   Common Stock, par value $0.001 per share
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                               (Title of class)
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                               (Title of class)
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                Information Required in Registration Statement

Item 1. Description of Registrant's Securities to be Registered

        TheraSense, Inc. (the "Registrant") incorporates by reference the description of its securities to be registered hereunder contained under the headings "Description of Capital Stock" as set forth in the Registrant's Registration Statement on Form S-1, as filed with the Commission on July 3, 2001 and as amended on each of August 13, 2001, August 23, 2001 and August 29, 2001 (File Number 333-64456), and any subsequent amendments thereto, including the Registrant's prospectus to be filed pursuant to Rule 424(b) under the Securities Act which is hereby deemed to be incorporated by reference.

Item 2. Exhibits

        The following exhibits are filed as part of this registration statement:

        3.1(b)/1/   Form of Amended and Restated Certificate of Incorporation to
                    be effective upon completion of the offering.

        3.2(b)/2/   Form of Amended and Restated Bylaws to be effective upon
                    completion of the offering.

        4.1/2/      Specimen Common Stock Certificate.

        10.23/1/ Amended and Restated Investors Rights Agreement by and among holders of TheraSense Preferred Stock and TheraSense, Inc., dated January 23, 2001, as amended.






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/1/     Incorporated by reference to the Registrant's Registration Statement on
        Form S-1 (File No. 333-64456), filed on July 3, 2001.

/2/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-64456), filed on August 13, 2001.
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                                   Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




Dated: September 5, 2001            TheraSense, Inc.


                                    By:  /s/ W. Mark Lortz
                                        ---------------------------------------
                                         W. Mark Lortz
                                         President and Chief Executive Officer

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                               Index to Exhibits


  Exhibit                                  Description
  Number
  3.1(b)/1/     Form of Amended and Restated Certificate of Incorporation to be
                effective upon the completion of the offering.

  3.2(b)/2/     Form of Amended and Restated Bylaws to be effective upon the completion of the offering.

    4.1/2/      Specimen Common Stock Certificate.

   10.23/1/ Amended and Restated Investors Rights Agreement by and among holders of TheraSense Preferred Stock and TheraSense, Inc., dated January 23, 2001, as amended.








_________________________________
/1/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-64456), filed on July 3, 2001.
/2/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-64456), filed on August 13, 2001.